Exhibit 99.1

HNR Acquisition Corp Announces

Extension of Timing for Initial Business Combination

HOUSTON, TX / October 17, 2023 / HNR Acquisition Corp (NYSE American: HNRA) (the “Company” or “HNRA”) announces that, in accordance with the Company’s amended and restated certificate of incorporation, it has received notice from HNRAC Sponsors LLC (the “Sponsor”) of its intention to extend the period of time by which the Company must complete its initial business combination for one month until November 15, 2023.

Extension of time for Initial Business Combination

In accordance with the Company’s amended and restated certificate of incorporation, the Sponsor’s designee has timely deposited into trust, on October 13, 2023, an aggregate of $120,000 in order to extend the period of time by which the Company must complete its initial business combination from October 15, 2023 to November 15, 2023.

Intent to purchase all equity interests in Pogo

Previously the Company announced its intent to purchase all equity interests in Pogo Resources LLC and its subsidiaries, and to acquire the Grayburg-Jackson oil field in the prolific Permian Basin in Eddy County, New Mexico. The Pogo fields comprise 13,700 contiguous leasehold acres, 343 producing wells and 207 injection wells for a total of 550 wells on the properties. Current production is approximately 1,400 barrels of oil and oil equivalent per day. Management expects to increase daily production to nearly 4,000 barrels of oil and oil equivalent in the next three years in accordance with the reserve report by William Cobb & Associates, a 3rd party engineering firm retained by Pogo.

About HNR Acquisition Corp

HNRA is a blank check company (otherwise known as a special purpose acquisition company or SPAC) formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.

For more information on HNRA, the acquisition and the transaction, please visit the Company website: https://www.hnra-nyse.com/

Forward-Looking Statements

This press release includes “forward-looking statements” that involve risks and uncertainties that could cause actual results to differ materially from what is expected, including the funding of the Trust Account to further extend the period for the Company to consummate an initial business combination, if needed. Words such as “expects,” “believes,” “anticipates,” “intends,” “estimates,” “seeks,” “may,” “might,” “plan,” “possible,” “should” and variations and similar words and expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements relate to future events or future results, based on currently available information and reflect the Company’s management’s current beliefs. A number of factors could cause actual events or results to differ materially from the events and results discussed in the forward-looking statements. Important factors - including the availability of funds, the results of financing efforts and the risks relating to our business - that could cause actual results to differ materially from the Company’s expectations are disclosed in the Company’s documents filed from time to time on EDGAR (see www.edgar-online.com) and with the Securities and Exchange Commission (see www.sec.gov). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. In addition, please refer to the Risk Factors section of the Company’s Form 10-K as filed with the SEC on March 31, 2023 for additional information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Relations

Michael J. Porter, President

PORTER, LEVAY & ROSE, INC.

mike@plrinvest.com